Exhibit 99.1

News From

Release Date: October 14, 2015

Contact:	Jenniffer Collins
IGI Laboratories, Inc.
(856) 697-1441
www.igilabs.com

IGI LABORATORIES ANNOUNCES APPROVAL FOR LISTING ON THE NASDAQ GLOBAL SELECT MARKET

BUENA, NJ – (PR Newswire) – IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey-based specialty generic pharmaceutical company (the “Company”), today announced that it has been approved for listing on the NASDAQ Global Select Market. Trading on the NASDAQ Global Select Market is expected to commence when the market opens on October 26, 2015. The Company’s common stock will continue to trade on the NYSE MKT until the market closes on October 23, 2015.

Jason Grenfell-Gardner, President and CEO of the Company, commented, “We are pleased to announce our listing on the NASDAQ Global Select Market. We believe the move to NASDAQ will improve the visibility of our stock, enhance trading liquidity in our shares, and provide us with greater exposure to a broader base of institutional investors.”

About IGI Laboratories, Inc.

IGI Laboratories is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.